Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS DECLARES SPIN-OFF DIVIDEND
OF ERA GROUP SHARES

Fort Lauderdale, Florida
January 14, 2013

FOR IMMEDIATE RELEASE-SEACOR Holdings Inc. (NYSE: CKH) (“SEACOR”) and Era Group Inc. (“Era Group”) today announced the timing and details regarding the spin-off of Era Group from SEACOR.
The SEACOR board of directors has declared a pro rata dividend of the shares of Era Group common stock owned by SEACOR that will result in the complete legal and structural separation of the two companies.
On the distribution date of January 31, 2013, SEACOR stockholders of record as of 5 p.m. EST on January 24, 2013, the record date for the distribution, will receive one share of Era Group common stock for every share of SEACOR common stock they hold.
No action or payment is required by SEACOR stockholders to receive the shares of Era Group common stock. Stockholders who hold SEACOR common stock on the record date will receive a book-entry account statement reflecting their ownership of Era Group common stock or their brokerage account will be credited with the Era Group shares. An Information Statement containing details regarding the distribution of the Era Group common stock and Era Group's business and management following the spin-off will be mailed to SEACOR stockholders prior to the distribution date.
The Era Group spin-off has been structured to qualify as a tax-free dividend to SEACOR stockholders for U.S. federal income tax purposes. SEACOR stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of the Era Group spin-off.
SEACOR common stock shares will continue to trade “regular way” on the NYSE under the symbol CKH through and after the January 31, 2013 distribution date. Any holders of SEACOR common stock who sell their shares “regular way” on or before January 31, 2013, will also be selling their right to receive shares of Era Group common stock. It is anticipated that SEACOR common stock will also trade ex-distribution (that is, without the right to receive shares of Era Group common stock) on or about January 22, 2013, and continue through the distribution date, under the symbol “CKH WI”. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling Era Group or SEACOR common stock on or before the distribution date.
Era Group common stock will begin trading on a "when-issued" basis on the NYSE under the symbol "ERA WI" beginning on January 22, 2013. On February 1, 2013, when-issued trading of Era Group common stock will end and "regular-way" trading under the symbol "ERA" will begin. The CUSIP number for the Era Group common stock will be 26885G 109 when regular way trading begins.
The completion of the spin-off is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Era Group common stock being declared effective by the Securities and Exchange Commission ("SEC"), the Era Group common stock being authorized for listing on the NYSE and certain other conditions described in the Information Statement included in the Form 10 and in the agreements filed as exhibits to the Form 10. The condition relating to the authorization of the Era Group common stock for listing on the NYSE has been satisfied, and today Era Group sent a letter to the SEC requesting that the Form 10 be declared effective. SEACOR and Era Group expect all other conditions to the Era Group spin-off to be satisfied on or before the distribution date.

About SEACOR
SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, crisis and emergency management preparedness and response solutions, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.
About Era Group
Era Group is one of the largest helicopter operators in the world and the longest serving helicopter transport operator in the U.S. In addition to servicing its U.S. customers, Era Group also provides helicopters and related services to third-party helicopter operators in other countries, including Brazil, Canada, Denmark, India, Indonesia, Mexico, Norway, Spain, Sweden and the United Kingdom. Era Group's helicopters are primarily used to transport personnel to, from and between offshore installations, drilling rigs and platforms.
Cautionary Note Regarding Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the ability to complete the previously announced intention to spin-off the Company's Aviation Services business and the effect such spin-off will have on the Company's operating results; the ability to realize the expected benefits of the intended spin-off of the Aviation Services business; decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”); weakening demand for the Company's services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums; increased government legislation and regulation of the Company's businesses which could increase cost of operations; increased competition if the U.S. cabotage laws known as the Shipping Act of 1916 and the Merchant Marine Act of 1920, as amended (“Jones Act”) is repealed; liability, legal fees and costs in connection with providing emergency response services, including the Company's involvement in response to the oil spill that resulted from the sinking of the Deepwater Horizon in April 2010; decreased demand for the Company's services as a result of declines in the global economy; decreased demand for the Company's inland river services due to drought conditions and other climatic conditions affection river navigation and/or grain harvests; declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations; the cyclical nature of the oil and gas industry; activity in foreign countries and changes in foreign political, military and economic conditions; safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services; decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum products, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or another change in existing methods of delivery; compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations; the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on a small number of customers; consolidation of the Company's customer base; safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which could also permanently devalue that helicopter model; the ongoing need to replace aging vessels and aircraft; industry fleet capacity; restrictions imposed by the U.S. federal maritime and aviation laws and regulations on the amount of foreign ownership of the Company's common stock; operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services; effects of adverse weather conditions and seasonality; dependence of emergency response revenue on the number and size of events and upon continuing government regulation in this area and Emergency and Crisis Services' ability to comply with such regulation and other governmental regulation; liability in connection with providing emergency response services; the level of grain export volume; the effect of fuel prices on barge towing costs; variability in freight rates for inland river barges; the effect of international economic and political factors in Inland River Services' operations; adequacy of insurance coverage; the attraction and retention of qualified personnel by the Company; and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.
For additional information, contact Molly Hottinger at (954) 627-5278.

###

3